Exhibit 4.14.14
EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, to the Amended and Restated Series 2013-A Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-A Supplement”), among Hertz Vehicle Financing II LP, as issuer (the “Issuer”), The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent, certain committed note purchasers thereto, certain conduit investors thereto, certain funding agents for the investor groups thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (in such capacities, the “Indenture Trustee”), to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, modified or supplemented from time to time, exclusive of the Series Supplements, the “Group I Supplement”) to the Amended and Restated Base Indenture, dated as of October 31, 2014, each between the Issuer and the Trustee.
WITNESSETH:
WHEREAS, Section 11.10 of the Series 2013-A Supplement permits the parties thereto to make amendments to the Series 2013-A Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Section 11.10 of the Series 2013-A Supplement, to amend the Series 2013-A Supplement as provided herein;
WHEREAS, the Series 2013-A Noteholders consenting hereto hold 100% of the Series 2013-A Notes; and
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Supplement.
2. Amendments to the Series 2013-A Supplement.
(a)The Series 2013-A Supplement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Amendment attached as Exhibit A hereto.
3. Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Series 2013-A Rating Agency Condition with respect to this Amendment.
4. Reference to and Effect on the Series 2013-A Supplement; Ratification.
(a)Except as specifically amended above, the Series 2013-A Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2013-A Supplement, or constitute a waiver of any provision of any other agreement.
(c)Upon the effectiveness hereof, each reference in the Series 2013-A Supplement to “this Agreement”, “Series 2013-A Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2013-A Supplement, and each reference in any other Transaction Document to “Series 2013-A Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2013-A Supplement, shall mean and be a reference to the Series 2013-A Supplement as amended hereby.
5.Indenture Trustee Direction. The Series 2013-A Noteholders hereby direct the Indenture Trustee to enter into this Amendment.
6. Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7. Governing Law. This amendment AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS amendment SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11. Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
12. Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.6 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING II LP,
as Issuer
By:	HVF II GP Corp., its general partner

By:		/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

THE HERTZ CORPORATION,
as Group I Administrator

By:		/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:		/s/ Mitchell L. Brumwell
	Name:	Mitchell L. Brumwell
	Title:	Vice President

Each of the undersigned hereby consents to the Issuer entering into the foregoing Amendment, dated as of June 17, 2015.  Each of the undersigned represents, warrants and certifies that as of the date hereof (i) it is duly authorized to deliver this consent to the Indenture Trustee and the Issuer and the individual signing on behalf of the undersigned has the authority and power to execute this consent and (ii) the Indenture Trustee and the Issuer may conclusively rely upon this consent and all statements and certifications herein.

DEUTSCHE BANK AG, NEW YORK BRANCH,
as the Administrative Agent

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

Address:	60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:	Robert Sheldon
Telephone:	(212) 250-4493
Facsimile:	(212) 797-5160

With electronic copy to abs.conduits@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Funding Agent

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

Address:	60 Wall Street
3rd Floor
New York, NY 10005

Attention:	Mary Conners
Telephone:	(212) 250-4731
Facsimile:	(212) 797-5150
Email:	abs.conduits@db.com;
mary.conners@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Committed Note Purchaser

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

Address:	60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:	Mary Conners
Telephone:	(212) 250-4731
Facsimile:	(212) 797-5150
Email:	abs.conduits@db.com;
mary.conners@db.com

BARCLAYS BANK PLC, as a Funding Agent

By:	/s/ Laura Spichiger
Name:	Laura Spichiger
Title:	Director

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	John McVeigh / Laura Spichiger
Telephone:	(212) 320-7323 / (212) 528-7475
Facsimile:	(212) 299-0337
Email:	barcapconduitops@barclayscapital.com;
asgreports@barclays.com;
gsuconduitgroup@barclays.com;
christian.kurasek@barclays.com;
Benjamin.fernandez@barclays.com

BARCLAYS BANK PLC, as a Committed Note Purchaser

By:	/s/ Laura Spichiger
Name:	Laura Spichiger
Title:	Director

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	John McVeigh / Laura Spichiger
Telephone:	(212) 320-7323 / (212) 528-7475
Facsimile:	(212) 299-0337
Email:	barcapconduitops@barclayscapital.com;
asgreports@barclays.com;
gsuconduitgroup@barclays.com;
christian.kurasek@barclays.com;
Benjamin.fernandez@barclays.com

THE BANK OF NOVA SCOTIA, as a Funding Agent

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

Address:	40 King Street West
55th Floor
Toronto, Ontario, Canada M5H 1H1

Attention:	Paula Czach
Telephone:	(416) 865-6311
Email:	paula.czach@scotiabank.com

With a copy to:

250 Vesey Street 23rd Floor New York, NY 10281
Attention:	Darren Ward
Telephone:	212-225-5264
Email:	Darren.ward@scotiabank.com

LIBERTY STREET FUNDING LLC, as a Conduit Investor

By:	/s/ Timothy O’Connor
Name:	Timothy O’Connor
Title:	Vice President

Address:	114 West 57th Street Suite 2310
New York, NY 10036

Attention:	Jill Russo
Telephone:	(212) 295-2742
Facsimile:	(212) 302-8767
Email:	jrusso@gssnyc.com

THE BANK OF NOVA SCOTIA, as a Committed Note Purchaser

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

Address:	40 King Street West
55th Floor
Toronto, Ontario, Canada M5H 1H1

Attention:	Paula Czach
Telephone:	(416) 865-6311
Email:	paula.czach@scotiabank.com

With a copy to:

250 Vesey Street 23rd Floor New York, NY 10281
Attention:	Darren Ward
Telephone:	212-225-5264
Email:	Darren.ward@scotiabank.com

BANK OF AMERICA, N.A., as a Funding Agent

By:	/s/ Jose Liz-Mancion
Name:	Jose Liz-Mancion
Title:	Vice President

Address:	214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:	Judith Helms
Telephone:	(980) 387-1693
Facsimile:	(704) 387-2828
Email:	judith.e.helms@baml.com

BANK OF AMERICA, N.A., as a Committed Note Purchaser

By:	/s/ Jose Liz-Mancion
Name:	Jose Liz-Mancion
Title:	Vice President

Address:	214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:	Judith Helms
Telephone:	(980) 387-1693
Facsimile:	(704) 387-2828
Email:	judith.e.helms@baml.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

By: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Attorney-in-Fact

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

ROYAL BANK OF CANADA,
as a Funding Agent

By:	/s/ Austin J. Meier
Name:	Austin J. Meier
Title:	Authorized Signatory

Address:	3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098

Attention:	Securitization Finance
Telephone:	(212) 428-6537
Facsimile:	(212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808 Tel No: (302)-892-5903 Fax No: (302)-892-5900

OLD LINE FUNDING, LLC,
as a Conduit Investor

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

Address:	Global Securitization Services, LLC
68 South Service Road
Melville New York, 11747

Attention:	Kevin Burns
Telephone:	(631)-587-4700
Facsimile:	(212) 302-8767

ROYAL BANK OF CANADA,
as a Committed Note Purchaser

By:	/s/ Austin J. Meier
Name:	Austin J. Meier
Title:	Authorized Signatory

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

Address:	3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098

Attention:	Securitization Finance
Telephone:	(212) 428-6537
Facsimile:	(212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808 Tel No: (302)-892-5903 Fax No: (302)-892-5900

NATIXIS NEW YORK BRANCH, as a Funding Agent

By:	/s/ Chad Johnson
Name:	Chad Johnson
Title:	Managing Director

By:	/s/ David S. Bondy
Name:	David S. Bondy
Title:	Managing Director

Address:	Natixis North America
1251 Avenue of the Americas
New York, New York 10020

Attention:	Chad Johnson/ Terrence Gregersen/ David Bondy
Telephone:	(212) 891-5881/(212) 891-6294/ (212) 891-5875
Email:	chad.johnson@us.natixis.com,
terrence.gregersen@us.natixis.com,
david.bondy@ud.natixis.com
versailles_transactions@us.natixis.com,
rajesh.rampersaud@db.com,
Fiona.chan@db.com

VERSAILLES ASSETS LLC, as a Committed Note Purchaser

By: Global Securitization Services, LLC, its Manager

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

Address:	c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:	Andrew Stidd
Telephone:	(212) 302-8767
Facsimile:	(631) 587-4700
Email:	versailles_transactions@cm.natixis.com

VERSAILLES ASSETS LLC, as a Conduit Investor

By: Global Securitization Services, LLC, its Manager

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

Address:	c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:	Andrew Stidd
Telephone:	(212) 302-8767
Facsimile:	(631) 587-4700
Email:	versailles_transactions@cm.natixis.com

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent

By: RBS SECURITIES INC., as Agent

By:	/s/ Sue Sproule
Name:	Sue Sproule
Title:	Director

Address:	600 Washington Blvd.
Stamford, CT 06901

Attention:	Sue Sproule
Telephone:	(203) 897-6380
Facsimile:	(203) 873-5328
Email:	sue.sproule@rbs.com

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser

By: RBS SECURITIES INC., as Agent

By:	/s/ Sue Sproule
Name:	Sue Sproule
Title:	Director

Address:	600 Washington Blvd.
Stamford, CT 06901

Attention:	Sue Sproule
Telephone:	(203) 897-6380
Facsimile:	(203) 873-5328
Email:	sue.sproule@rbs.com

BMO CAPITAL MARKETS CORP., as a Funding Agent

By:	/s/ John Pappano
Name:	John Pappano
Title:	Managing Director

Address:	115 S. LaSalle Street
Chicago, IL 60603

Attention:	John Pappano
Telephone:	(312) 461-4033
Facsimile:	(312) 293-4908
Email:	john.pappano@bmo.com

Attention:	Frank Trocchio
Telephone:	(312) 461-3689
Facsimile:	(312) 461-3189
Email:	frank.trocchio@bmo.com

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor

By:	/s/ Irina Khaimova
Name:	Irina Khaimova
Title:	Vice President

Address:	c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005

Attention:	Conduit Administration
Telephone:	(212) 346-9000
Facsimile:	(212) 346-9012
Email:	steven.novack@tmf-group.com

BANK OF MONTREAL, as a Committed Note Purchaser

By:	/s/ Brian Zaban
Name:	Brian Zaban
Title:	Managing Director

Address:	115 S. LaSalle Street
Chicago, IL 60603

Attention:	Brian Zaban
Telephone:	(312) 461-2578
Facsimile:	(312) 259-7260
Email:	brian.zaban@bmo.com

SUNTRUST BANK, as a Funding Agent

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

Address:	3333 Peachtree Street N.E., 10th Floor East,
Atlanta, GA 30326

Attention:	Michael Peden
Telephone:	(404) 926-5499
Facsimile:	(404) 926-5100
Email:	michael.peden@suntrust.com
STRH.AFG@suntrust.com
Agency.Services@suntrust.com

SUNTRUST BANK, as a Committed Note Purchaser

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

Address:	3333 Peachtree Street N.E., 10th Floor East,
Atlanta, GA 30326

Attention:	Michael Peden
Telephone:	(404) 926-5499
Facsimile:	(404) 926-5100
Email:	michael.peden@suntrust.com
STRH.AFG@suntrust.com
Agency.Services@suntrust.com

BNP PARIBAS, NEW YORK BRANCH
as a Funding Agent

By:	/s/ Mary Dierdorff
Name:	Mary Dierdorff
Title:	Managing Director

By:	/s/ Khol-Anh Berger-Luong
Name:	Khol-Anh Berger-Luong
Title:	Managing Director

Address:	787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:	Mary Diedorff
Telephone:	(917) 472-4841
Facsimile:	(212) 841-2140
Email:	mary.dierdorff@us.bnpparibas.com

STARBIRD FUNDING CORPORATION,
as a Conduit Investor

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

Address:	68 South Service Road
Suite 120
Melville NY 11747-2350

Attention:	David DeAngelis
Telephone:	(631) 930-7216
Facsimile:	(212) 302-8767
Email:	ddeangelis@gssnyc.com

BNP PARIBAS, NEW YORK BRANCH
as a Committed Note Purchaser

By:	/s/ Mary Dierdorff
Name:	Mary Dierdorff
Title:	Managing Director

By:	/s/ Khol-Anh Berger-Luong
Name:	Khol-Anh Berger-Luong
Title:	Managing Director

Address:	787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:	Mary Diedorff
Telephone:	(917) 472-4841
Facsimile:	(212) 841-2140
Email:	mary.dierdorff@us.bnpparibas.com

GOLDMAN SACHS BANK USA, as a Funding Agent

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

Address:	6011 Connection Drive
Irving, TX 75039

Attention:	Peter McGranee
Telephone:	(972) 368-2256
Facsimile:	(646) 769-5285
Email:	peter.mcgrane@gs.com
gs-warehouselending@gs.com

GOLDMAN SACHS BANK USA, as a Committed Note Purchaser

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

Address:	6011 Connection Drive
Irving, TX 75039

Attention:	Peter McGranee
Telephone:	(972) 368-2256
Facsimile:	(646) 769-5285
Email:	peter.mcgrane@gs.com
gs-warehouselending@gs.com

LLOYDS BANK PLC,
as a Funding Agent

By:	/s/ Thomas Spary
Name:	Thomas Spary
Title:	Director

Address:	25 Gresham Street
London, EC2V 7HN

Attention:	Chris Rigby
Telephone:	+44 (0)207 158 1930
Facsimile:	+44 (0) 207 158 3247
Email:	Chris.rigby@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Committed Note Purchaser

By:	/s/ Ariel Pinel
Name:	Ariel Pinel
Title:	Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng
Telephone:	+44 (0)207 158 6585
Facsimile:	+44 (0) 207 158 3247
Email:	Edward.leng@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Conduit Investor

By:	/s/ Ariel Pinel
Name:	Ariel Pinel
Title:	Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng
Telephone:	+44 (0)207 158 6585
Facsimile:	+44 (0) 207 158 3247
Email:	Edward.leng@lloydsbanking.com

EXHIBIT A

EXECUTION VERSION
HERTZ VEHICLE FINANCING II LP,
as Issuer,
THE HERTZ CORPORATION,
as Group I Administrator,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,
CERTAIN COMMITTED NOTE PURCHASERS,
CERTAIN CONDUIT INVESTORS,
CERTAIN FUNDING AGENTS FOR THE INVESTOR GROUPS,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Securities Intermediary
_____________
AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
dated as of October 31, 2014
to
AMENDED AND RESTATED GROUP I SUPPLEMENT
dated as of October 31, 2014
to
AMENDED AND RESTATED BASE INDENTURE
dated as of October 31, 2014
______________
$2,696,653,540.00 Series 2013-A Variable Funding Rental Car Asset Backed Notes

(ii)after giving effect to such reduction, the Series 2013-A Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero, and
~~(iii)after giving effect to such reduction, the aggregate amount of all reductions effected pursuant this clause (b) as of the effective date of such reduction shall not exceed $900,000,000, and~~
(iii)~~(iv)~~ so long as the Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), contemporaneously with such reduction, the Series 2013-B Maximum Principal Amount shall have been increased in an amount equal to such reduction in accordance with the terms of the Series 2013-B Supplement.
Any reduction made pursuant to this Section 2.5 shall be made ratably among the Investor Groups’ on the basis of their respective Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Series 2013- A Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule II to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.

Section 2.6. Commitment Terms and Extensions of Commitments.

(a)Term. The “Term” of the Commitment hereunder shall be for a period commencing on the date hereof and ending on the Series 2013-A Commitment Termination Date.
(b)Requests for Extensions. HVF II may request, through the Administrative Agent, that each Funding Agent, for the account of the related Investor Group, consents to an extension of the Series 2013-A Commitment Termination Date for such period as HVF II may specify (the “Extension Length”), which consent will be granted or withheld by each Funding Agent, on behalf of the related Investor Group, in its sole discretion.
(c)Procedures for Extension Consents. Upon receipt of any request described in clause (b) above, the Administrative Agent shall promptly notify each Funding Agent thereof, each of which Funding Agents shall notify each Conduit Investor, if any, and each Committed Note Purchaser in its Investor Group thereof. Not later than the first Business Day following the 30th day after such request for an extension (such period, the “Election Period”), each Committed Note Purchaser shall notify HVF II and the Administrative Agent of its willingness or refusal to consent to such extension and each Conduit Investor shall notify the Funding Agent for its Investor Group of its willingness or refusal to consent to such extension, and such Funding Agent shall notify HVF II and the Administrative Agent of such willingness or refusal by each such Conduit Investor (any such Conduit Investor or Committed Note Purchaser that refuses to consent to such extension, a “Non-Extending Purchaser”). Any Committed Note Purchaser that does not expressly notify HVF II and the Administrative Agent that it is willing to consent to an extension of the Series 2013-A

(b)all funds, Financial Assets or other assets on deposit in or credited to each Series 2013-A Account from time to time;
(c)all certificates and instruments, if any, representing or evidencing any or all of each Series 2013-A Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;
(d)all investments made at any time and from time to time with monies in each Series 2013-A Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;
(e)all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for each Series 2013-A Account, the funds on deposit therein from time to time or the investments made with such funds;
(f)all Proceeds of any and all of the foregoing clauses (a) through (e), including cash (with respect to each Series 2013-A Account, the items in the foregoing clauses (a) through (e) and this clause (f) with respect to such Series 2013-A Account are referred to, collectively, as the “Series 2013-A Account Collateral”).
(g)each Series 2013-A Demand Note;
(h)all certificates and instruments, if any, representing or evidencing each Series 2013-A Demand Note;
(i)each Series 2013-A Interest Rate Cap; and
(j)all Proceeds of any and all of the foregoing.

Section 4.2. Series 2013-A Accounts. With respect to the Series 2013-A Notes only, the following shall apply:
(a)Establishment of Series 2013-A Accounts.
(i)HVF II has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders three securities accounts: the Series 2013-A Principal Collection Account (such account, the “Series 2013-A Principal Collection Account”), the Series 2013-A Interest Collection Account (such account, the “Series 2013-A Interest Collection Account”) and the Series 2013- A Reserve Account (such account, the “Series 2013-A Reserve Account”).
(ii)On or prior to the date of any drawing under a Series 2013-A Letter of Credit pursuant to Section 5.5 or Section 5.7, HVF II shall establish and maintain in the name of, and under the control of, the Trustee for the

Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series 2013-A Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and
(viii)Except for the claims and interest of the Trustee and HVF II in the Series 2013-A Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2013-A Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2013-A Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group I Administrator and HVF II thereof.
(c)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2013-A Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2013-A Accounts.
(d)Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8- 504(c)(1) of the New York UCC, with respect to any Series 2013-A Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2013-A Account by crediting such Series 2013-A Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(e)Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2013-A Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2013-A Account is deemed not to constitute a securities account.

Section 4.4. Series 2013-A Interest Rate Caps.
(a)Requirement to Obtain Series 2013-A Interest Rate Caps. On or prior to the date hereof, HVF II shall acquire one or more Series 2013-A Interest Rate Caps from Eligible Interest Rate Cap Providers with an aggregate notional amount at least equal to the Series 2013-A Maximum Principal Amount as of such date. ~~HVF II shall acquire each Series 2013-A Interest Rate Cap from an Eligible Interest Rate Cap Provider that satisfies the Initial Counterparty Required Ratings as of the date HVF II acquires such Series 2013-A Interest Rate Cap.~~ The Series 2013-A Interest Rate Caps shall provide, in the aggregate, that the aggregate notional amount of all Series 2013-A

Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-A Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date, and HVF II shall maintain, and, if necessary, amend existing Series 2013-A Interest Rate Caps (including in connection with an Investor Group Maximum Principal Increase or the addition of an Additional Investor Group) or acquire one or more additional Series 2013-A Interest Rate Caps, such that the Series 2013-A Interest Rate Caps, in the aggregate, shall provide that the notional amount of all Series 2013-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-A Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date. The strike rate of each Series 2013-A Interest Rate Cap shall not be greater than 2%.
(b)Failure to Remain an Eligible Interest Rate Cap Provider. Each Series 2013-A Interest Rate Cap shall provide that, if ~~at~~as of any ~~time~~date of determination the Interest Rate Cap Provider (or if the present and future obligations of such Interest Rate Cap Provider are guaranteed pursuant to a guarantee (in form and in substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in such Series 2013-A Interest Rate Cap), the related guarantor) with respect thereto is not an Eligible Interest Rate Cap Provider as of such date of determination, then such Interest Rate Cap Provider will be required, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as such Series 2013-A Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider within the time period specified in the related Series 2013-A Interest Rate Cap and, simultaneously with such replacement, HVF II shall terminate the Series 2013-A Interest Rate Cap being replaced or such Interest Rate Cap Provider shall obtain a guarantee (in form and in substance satisfactory to the Rating Agencies) from a replacement guarantor that satisfies the ~~DBRS Trigger~~Initial Counterparty Required Ratings with respect to the present and future obligations of such Interest Rate Cap Provider under such Series 2013-A Interest Rate Cap; provided that, no termination of the Series 2013-A Interest Rate Cap shall occur until HVF II has entered into a replacement Series 2013-A Interest Rate Cap or obtained a guarantee pursuant to this Section 4.4(b).
(c)Collateral Posting for Ineligible Interest Rate Cap Providers. Each Series 2013-A Interest Rate Cap shall provide that, if the Interest Rate Cap Provider with respect thereto is required to obtain a replacement as described in Section 4.4(b) and such replacement is not obtained within the period specified in the Series 2013-A Interest Rate Cap, then such Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, post and maintain collateral in order to meet its obligations under such Series 2013-A Interest Rate Cap in an amount determined pursuant to the credit support annex entered into in connection with such Series 2013-A Interest Rate Cap (a “Credit Support Annex”).
(d)Interest Rate Cap Provider Replacement. Each Series 2013-A Interest Rate Cap shall provide that, if HVF II is unable to cause such Interest Rate Cap Provider to take any of the required actions described in Sections 4.4(b) and (c) after making commercially reasonable efforts, then HVF II will obtain a replacement Series 2013-A Interest Rate Cap from an Eligible Interest Rate Cap Provider at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF II (in which event, such expense shall be considered an Series 2013-A Carrying Charges and shall be paid from Group I Interest Collections available pursuant to Section 5.3 or, at the option of HVF II, from any other source available to it).
(e)Treatment of Collateral Posted. Each Series 2013-A Noteholder by its acceptance of a Series 2013-A Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2013-A Interest Rate Cap, (B) does not constitute collateral for the Series 2013-A Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2013-A Notes, HVF II has pledged each Series 2013-A Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2013-A Notes), (C) will in no event be available to satisfy any obligations of HVF II hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2013-A Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2013-A Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider, and (D) shall be held by the Trustee in a segregated account in accordance with the terms of the applicable Credit Support Annex.
(f)Proceeds from Series 2013-A Interest Rate Caps. HVF II shall require all proceeds of each Series 2013-A Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2013-A Interest Collection Account, and the Group I Administrator hereby directs the Trustee to deposit, and the Trustee shall so deposit, any proceeds it receives under each Series 2013-A Interest Rate Cap into the Series 2013-A Interest Collection Account.

Section 4.5. Demand Notes.
(a)Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2013-A Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2013-A Demand Note.

Trustee in writing to apply, and the Trustee shall apply, all amounts deposited into the Group I Collection Account on such date as follows:
(a)first, withdraw the Series 2013-A Daily Principal Allocation, if any, for such date from the Group I Collection Account and deposit such amount into the Series 2013-A Principal Collection Account; and
(b)second, withdraw the Series 2013-A Daily Interest Allocation (other than any amount received in respect of the Series 2013-A Interest Rate Caps that have already been deposited in the Series 2013-A Interest Collection Account), if any, for such date from the Group I Collection Account and deposit such amount in the Series 2013-A Interest Collection Account.
Section 5.2. Application of Funds in the Series 2013-A Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVF II may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVF II for a Decrease pursuant to Section 2.3, HVF II shall direct the Trustee in writing to apply, and in each case the Trustee shall apply, all amounts then on deposit in the Series 2013-A Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2013-A Principal Collection Account on such date):
(a)first, if such date is a Payment Date, then for deposit into the Series 2013-A Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;
(b)second, on any such date during the Series 2013-A Revolving Period, for deposit into the Series 2013-A Reserve Account an amount equal to the Series 2013-A Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to Section 5.4 and deposits to the Series 2013-A Reserve Account on such date pursuant to Section 5.3);
(c)third, for deposit into the Series 2013-A Distribution Account to make a Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b), for payment of the related Mandatory Decrease Amount on such date to the Series 2013-A Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2013-A Notes until the Series 2013-A Noteholders have been paid such amount in full;
(d)fourth, on any such date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Distribution Account, for payment on such date to the Series 2013-A Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each

Group Principal Amount of such Additional Investor Group on such effective date (immediately after the addition of such Additional Investor Group as parties hereto).
“Additional Permitted Investment” has the meaning specified in Section ~~18~~17 of Annex 2.
“Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d).
“Administrative Agent” has the meaning specified in the Preamble.
“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Series 2013-A Closing Date, between the Administrative Agent and HVF II setting forth the definition of Administrative Agent Fee.
“Administrative Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Administrative Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Advance” has the meaning specified in Section 2.2(a).
“Advance Deficit” has the meaning specified in Section 2.2(g).
“Advance Request” means, with respect to any Advance requested by HVF II, an advance request in the form of Exhibit J hereto with respect to such Advance.
“Affected Person” has the meaning specified in Section 3.4.
“Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Aggregate Unpaids” has the meaning specified in Section 10.1.
“Assignment and Assumption Agreement” has the meaning specified in Section 9.3(a).
“Available Delayed Amount Committed Note Purchaser” means, with respect to any Advance, any Committed Note Purchaser that either (i) has not delivered a Delayed Funding Notice with respect to such Advance or (ii) has delivered a Delayed Funding Notice with respect to such Advance, but (x) has a Delayed Amount with

“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Proceeds” means, with respect to each Group I/II Non- Program Vehicle, the net proceeds from the sale or disposition of such Group I/II Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group I/II Lessee thereof pursuant to any Group I/II Lease).
“Disqualified Party” means (i) any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Fox”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” and (ii) any other Person that HVF II reasonably determines to be a competitor of HVF II or any of its Affiliates, who has been identified in a written notice delivered to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor and (iii) any Affiliate of any of the foregoing.
“Downgrade Withdrawal Amount” has the meaning specified in Section 5.7(b).
“Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Series 2013-A Principal Amount and the denominator of which is the Series 2013-A Maximum Principal Amount, in each case as of such date.
“Election Period” has the meaning specified in Section 2.6(b).
“Eligible Interest Rate Cap Provider” means a counterparty to a Series Interest Rate Cap that is a bank, other financial institution or Person that as of any date of determination satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Series 2013-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-A Rating Agencies and satisfying the other requirements set forth in the related Series 2013-A Interest Rate Cap) provided by a guarantor that satisfies the DBRS Trigger Required Ratings).; provided that, as of the date of the acquisition, replacement or extension (whether in connection with an extension of the Series 2013-A Commitment Termination Date or otherwise) of any Series 2013-A Interest Rate Cap, the applicable counterparty satisfies the Initial Counterparty Required Ratings (or such counterparty’s present and future obligations under its Series 2013-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-A Rating Agencies and satisfying the other requirements set forth in the related Series 2013-A Interest Rate Cap) provided by a guarantor that satisfies the Initial Counterparty Required Ratings).

“Group II Vehicle Operating Lease Commencement Date” has the meaning specified in the Group II Supplement.
“Hertz Investors” means Hertz Investors, Inc., and any successor in interest thereto.
“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Senior Credit Facilities.
“Holdings” means Hertz Global Holdings, Inc., and any successor in interest thereto
“HVF Series 2013-G1 Related Documents” means the “Series 2013-G1 Related Documents” as defined in the HVF Series 2013-G1 Supplement.
“Indemnified Liabilities” has the meaning specified in Section 11.4(b).
“Indemnified Parties” has the meaning specified in Section 11.4(b).
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Counterparty Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “A” by DBRS (or, if such entity is not rated by DBRS, “A2” by Moody’s or “A” by S&P).
“Initial Group I Indenture” means the Initial Group I Supplement, together with the Initial Base Indenture.
“Initial Group I Supplement” means the Group I Supplement, dated as of November 25, 2013, between HVF II and the Trustee.
“Interest Rate Cap Provider” means HVF II’s counterparty under any Series 2013-A Interest Rate Cap.
“Investor Group” means, (i) collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group, in each case, party hereto as of the Series 2013-A Restatement Effective Date and (ii) any Additional Investor Group.
“Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c).

the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $4,500,000,000, 6,500 vehicles.
“Series 2013-A Distribution Account” has the meaning specified in Section 4.2(a)(iii).
“Series 2013-A Downgrade Event” has the meaning specified in Section 5.7(b).
“Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Investment Grade Manufacturers.
“Series 2013-A Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Investment Grade Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2013-A Letter of Credit and as of the date of any amendment or extension of the Series 2013-A Commitment Termination Date, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P); provided that, with respect to any Person issuing any Series 2013-A Letter of Credit, for so long as BMO Capital Markets Corp. is a Funding Agent, Bank of Montreal is a Committed Note Purchaser or Fairway Finance Company, LLC is a Conduit Investor, such issuing Person shall only be a “Series 2013- A Eligible Letter of Credit Provider” if such Person satisfies the Initial Counterparty Required Ratings at the time of any such issuance of such Series 2013-A Letter of Credit and as of the date of any such amendment or extension of the Series 2013-A Commitment Termination Date.
“Series 2013-A Eligible Manufacturer Receivable” means, as of any date of determination:

i.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that has a Relevant DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a

“Series 2013-A Market Value Average” means, as of any date of determination, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Series 2013-A Non-Program Fleet Market Value as of the three preceding Determination Dates and the denominator of which is the average of the aggregate Group I/II Net Book Value of all Group I/II Non-Program Vehicles as of such three preceding Determination Dates.
“Series 2013-A Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Group I Manufacturer, an amount equal to the product of (a) the Series 2013-A Manufacturer Percentage for such Group I Manufacturer and (b) the Group I Aggregate Asset Amount as of such date.+
“Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination and with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer, an amount equal to 7.5% of the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Maximum Non-Liened Vehicle Amount” means, as of any date of determination, an amount equal to the product of (a) 0.50% and (b) the Group I Aggregate Asset Amount.
“Series 2013-A Maximum Principal Amount” means $2,446,653,540.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon (a) an Additional Investor Group becoming party to this Series 2013-A Supplement in accordance with the terms hereof ~~or~~, (b) the effective date for any Investor Group Maximum Principal Increase or (c) any reduction of the Series 2013-B Maximum Principal Amount effected pursuant to Section 2.5(b) of the Series 2013-B Supplement in accordance with Section 2.1(i).
“Series 2013-A Measurement Month” on any Determination Date, means each complete calendar month, or the smallest number of consecutive complete calendar months preceding such Determination Date, in which at least the Series 2013-A Disposed Vehicle Threshold Number Vehicles were sold to unaffiliated third parties (provided that, HVF II, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Series 2013-A Measurement Month shall be included in any other Series 2013-A Measurement Month.
“Series 2013-A Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Series 2013-A Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Series 2013-A Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related

Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid).; provided that, commencing on the RCFC Nominee Trigger Date and ending on the twentieth (20th) Business Day following the RCFC Nominee Trigger Date, no Group I Eligible Vehicle (or the Group I Net Book Value thereof) titled in the name of RCFC pursuant to the RCFC Nominee Agreement will be included in the Series 2013-A Non-Liened Vehicle Amount.
“Series 2013-A Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2013-A Non- Liened Vehicle Amount as of such date over the Series 2013-A Maximum Non-Liened Vehicle Amount as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) are to be designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2013-A Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Non-Program Fleet Market Value” means, with respect to all Group I/II Non-Program Vehicles as of any date of determination, the sum of the respective Series 2013-A Third-Party Market Values of each such Group I/II Non- Program Vehicle as of such date.
“Series 2013-A Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Series 2013-A Measurement Month, commencing with the third Series 2013-A Measurement Month following the Series 2013-A Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Group I/II Non-Program Vehicles that are sold to unaffiliated third parties (excluding salvage sales) during such Series 2013-A Measurement Month and the two Series 2013-

EXECUTION VERSION

SCHEDULE II

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $283,858,267.72
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~294,334,260.45~~219,548,872.18
Series 2013-A Restatement Effective Date Principal Payment: $83,070,660.86
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and a
Committed Note Purchaser

BANK OF AMERICA, N.A., as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $182,480,314.96
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount $~~239,146,586.62~~178,383,458.65
Series 2013-A Restatement Effective Date Principal Payment: $67,494,910.79
BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
THE BANK OF NOVA SCOTIA, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit Investor

BARCLAYS BANK PLC, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
BARCLAYS BANK PLC, as a Funding Agent and a Committed Note Purchaser

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor
BANK OF MONTREAL, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed
Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding
Agent    and    a    Committed    Note    Purchaser,    for    ATLANTIC    ASSET SECURITIZATION LLC, as a Conduit Investor

VERSAILLES ASSETS LLC, as a Conduit Investor
VERSAILLES ASSETS LLC, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $162,204,724.41
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~147,167,130.23~~109,774,436.09
Series 2013-A Restatement Effective Date Principal Payment: $41,535,330.93
NATIXIS NEW YORK BRANCH, as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent and a Committed Note Purchaser

SUNTRUST BANK, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
SUNTRUST BANK, as a Funding Agent and a Committed Note Purchaser

OLD LINE FUNDING, LLC, as a Conduit Investor
ROYAL BANK OF CANADA, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
ROYAL BANK OF CANADA, as a Funding Agent and a Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Conduit Investor

STARBIRD FUNDING CORPORATION, as a Conduit Investor
BNP PARIBAS, ~~NEW YORK BRANCH,~~ as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $121,653,543.31
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~110,375,347.67~~82,330,827.07
Series 2013-A Restatement Effective Date Principal Payment: $31,151,498.18
BNP PARIBAS, ~~NEW YORK BRANCH,~~ as a Funding Agent and a Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Conduit Investor

GOLDMAN SACHS BANK USA, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
GOLDMAN SACHS BANK USA, as a Funding Agent and a Committed Note Purchaser

GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Committed Note Purchaser
Series 2013-A Initial Investor Group Principal Amount: $202,755,905.51
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $~~183,958,912.78~~137,218,045.11
Series 2013-A Restatement Effective Date Principal Payment: $51,919,163.66
LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor and a Committed Note Purchaser

ANNEX 2
COVENANTS
HVF II and the Group I Administrator each severally covenants and agrees that, until the Series 2013-A Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2013-A Related Document to which it is a party.

2.	Amendments. Not amend, supplement or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.
(A) other than with respect to the waiver of a Group I Leasing Company Amortization Event with respect to the HVF Series 2013-G1 Note, any provision of the Series 2013-A Related Documents or HVF Series 2013- G1 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-A Noteholders without the consent of the Series 2013-A Required Noteholders, or (B) solely with respect to the waiver of a Group I Leasing Company Amortization Event with respect to the HVF Series 2013-G1 Note, any provision of the Series 2013-A Related Documents or HVF Series 2013- G1 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-A Noteholders without the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount; provided that, prior to entering into, granting or effecting any such amendment, supplement, modification or consent without the consent of the Series 2013-A Required Noteholders (in the case of the foregoing clause (A)) or the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount (in the case of the foregoing clause (B)), HVF II shall deliver to the Trustee and each Funding Agent an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, modification, waiver, supplement or consent does not adversely affect the Series 2013-A Noteholders;

ii.	any Series 2013-A Letter of Credit so that it is not substantially in the form of Exhibit I to this Series 2013-A Supplement without written consent of the Series 2013-A Required Noteholders;

iii.
(a) the defined terms “HVF II Group I Aggregate Asset Amount Deficiency” and “HVF II Group I Liquidation Event” appearing in the HVF Series 2013-G1 Supplement, (b) the defined terms “Group I Aggregate Asset Amount”, “Group I Aggregate Asset Amount Deficiency”, “Group I Manufacturer Program”, “Group I Liquidation

principal collection account in respect of each Series of Group I Notes to decrease, pro rata (based on Principal Amount), the Series 2013-A Principal Amount and the principal amount of any other Series of Group I Notes that is then required to be paid.

9.
Financial Statements. Commencing ~~June 30~~August 31, 2015, deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF II, the financial statements prepared pursuant to Section 6.16 of the Base Indenture.

10.
Collateral Agent Report. In the case of the Group I Administrator, for so long as a Group I Liquidation Event for any Series of Group I Notes is continuing, furnish or cause the Group I Lease Servicer to furnish to the Administrative Agent and each Series 2013-A Noteholder, the Collateral Agent Report prepared in accordance with Section 2.4 of the Collateral Agency Agreement; provided that the Group I Servicer may furnish or cause to be furnished to the Administrative Agent any such Collateral Agent Report, by posting, or causing to be posted, such Collateral Agent Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.
Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2013-A Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.
Group I Administrator Replacement. Not appoint or agree to the appointment of any successor Group I Administrator (other than the Group I Back-Up Administrator) without the prior written consent of the Series 2013-A Required Noteholders.

13.
Series 2013-G1 Administrator Replacement. Not appoint or agree to the appointment of any successor Series 2013-G1 Administrator (other than the Series 2013-G1 Back-Up Administrator) without the prior written consent of the Series 2013-A Required Noteholders.

14.
Series 2013-G1 Back-Up Disposition Agent Agreement Amendments. Not amend the Series 2013-G1 Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2013-A Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent of the Series 2013-A Required Noteholders.

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respects with respect to HVF II and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVF II.

19.	Merger.

i.	Solely with respect to HVF II, not be a party to any merger or consolidation without the prior written consent of the Series 2013-A Required Noteholders.

ii.	Solely with respect to the Group I Administrator, not permit or suffer HVF to be a party to any merger or consolidation without the prior written consent of the Series 2013-A Required Noteholders.

20.	Series 2013-A Third-Party Market Value Procedures. Comply with the Series 2013-A Third-Party Market Value Procedures in all material respects.

21.
Enhancement Provider Ratings. Solely with respect to the Group I Administrator, at least once every calendar month, determine (a) whether ~~each~~any Series 2013-A Letter of Credit Provider ~~is~~has been subject to a Series 2013-A ~~Eligible Letter of Credit Provider~~Downgrade Event and (b) whether each Interest Rate Cap Provider is an Eligible Interest Rate Cap Provider.

22.
RCFC Nominee. On any date during the RCFC Nominee Applicability Period, not permit or suffer to exist any amendment to the RCFC Nominee Agreement or to RCFC’s organizational documents unless the Series 2013-A Rating Agency Condition shall have been satisfied with respect to such amendment.

23.
Additional Group I Leasing Companies. Solely with respect to HVF II, not designate any Additional Group I Leasing Company or acquire any Additional Group I Leasing Company Notes, in each case, without the prior written consent of the Series 2013-A Required Noteholders.

24.
Future Issuances of Group I Notes. Not issue any other Series of Group I Notes on any date on which any Group I Leasing Company Amortization Event or Group I Potential Leasing Company Amortization Event is continuing without the prior written consent of the Series 2013-A Required Noteholders.

25.	Financial Statements and Other Reporting. Solely with respect to the Group I Administrator, furnish or cause to be furnished to each Funding Agent:

i.
commencing ~~June 30~~August 31, 2015, within 120 days after the end of each of Hertz’s fiscal years, copies of the Annual Report on Form 10-K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as

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at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz;

ii.
commencing ~~June 30~~August 31, 2015, within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, copies of the Quarterly Report on Form 10-Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;

iii.
simultaneously with the delivery of the Annual Report on Form 10-K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10-Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, a Series 2013-G1 Potential Operating Lease Event of Default (as defined in the HVF Series 2013-G1 Supplement) or Series 2013-G1 Operating Lease Event of Default (as defined in the HVF Series 2013- G1 Supplement), and, if any such condition or event exists, specifying the nature and period of existence thereof and the action Hertz is taking and proposes to take with respect thereto;

iv.
promptly after obtaining actual knowledge thereof, notice of any Series 2013-G1 Manufacturer Event of Default (as defined in the HVF Series 2013-G1 Supplement) or termination of a Series 2013-G1 Manufacturer Program (as defined in the HVF Series 2013-G1 Supplement); and

v.
promptly after any Authorized Officer of Hertz becomes aware of the occurrence of any Reportable Event (as defined in the HVF Series 2013- G1 Supplement) (other than a reduction in active Plan participants) with respect to any Plan (as defined in the HVF Series 2013-G1 Supplement)

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of Hertz, a certificate signed by an Authorized Officer of Hertz setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.
The financial data that shall be delivered to the Funding Agents pursuant to the foregoing paragraphs (i) and (ii) shall be prepared in conformity with GAAP.
Notwithstanding the foregoing provisions of this Section 25, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Hertz’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Group I Administrator may, in lieu of furnishing or causing to be furnished the information, documents and reports so required to be furnished, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the Group I Administrator shall in any event be required to furnish or cause to be furnished such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 25.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 25 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Hertz posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as the Group I Administrator may specify by written notice to the Funding Agents from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Funding Agents have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Funding Agents).

26.
Delivery of Specified Financial Statements. Solely with respect to the Group I Administrator, no later than ~~June 30~~August 31, 2015, file or cause to be filed with the SEC all annual and quarterly financial statements required to have been filed by Hertz with the SEC as of such date (for the avoidance of doubt, for the purposes of this Section 26, any report not filed in reliance on any relief that the Securities and Exchange Commission shall have granted Hertz shall be deemed filed on the date such relief shall have been so granted), so that Hertz is deemed to be current in its reporting obligations under the Securities Exchange Act of 1934 as of such date. Upon such filing, such financial statements shall be

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deemed to have been delivered to the Trustee and each Funding Agent by the Group I Administrator.

27.
Delivery of Certain Written Rating Agency Confirmations. Upon written request of the Administrative Agent at any time following the issuance of any other Series of Group I Notes on any date after the date hereof, promptly furnish to the Administrative Agent a copy of each written confirmation received by HVF II from any Rating Agency confirming that the Rating Agency Condition with respect to any Series of Group I Notes Outstanding as of the date of such issuance has been satisfied with respect to such issuance.

28.
Paired Drawn Percentages. Solely with respect to HVF II, if, immediately after giving effect to any Advance or any “Advance” (under and as defined in the Series 2014-A Supplement), the difference between the Drawn Percentage and the “Drawn Percentage” (under and as defined in the Series 2014-A Supplement) would exceed 5.00%, then promptly use commercially reasonable efforts to request Advances and/or “Advances” (under and as defined in the Series 2014-A Supplement) and/or effect Voluntary Decreases and/or “Voluntary Decreases” (under and as defined in the Series 2014-A Supplement) to the extent necessary to cause the Drawn Percentage to equal the “Drawn Percentage” (under and as defined in the Series 2014-A Supplement) promptly following such Advance or “Advance”, as the case may be; provided that, HVF II’s obligation pursuant to this Section 28 shall be qualified in its entirety by HVF II’s right to request Advances and/or “Advances” (under and as defined in the Series 2014-A Supplement) and/or effect Voluntary Decreases and/or “Voluntary Decreases” (under and as defined in the Series 2014-A Supplement) pursuant to the Series 2013-A Supplement and the Series 2014-A Supplement.

~~28.~~

29.	~~28.~~ RCFC Nominee Trigger Date. Not allow the RCFC Nominee Trigger Date to occur prior to August 31, 2015.
~~28.~~

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ANNEX 4

SECURITISATION RISK RETENTION REPRESENTATIONS AND
UNDERTAKING

1.	The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser as of the Series 2013-A Restatement Effective Date that:

i.	it owns 100% of the issued and outstanding limited liability company interests in HVF (the “HVF Equity”);

ii.	the Series 2013-A Blended Advance Rate does not exceed 95%; and

iii.	the Series 2013-G1 Advance Rate (as defined in the HVF Series 2013- G1 Supplement) does not exceed 95%,

2.	The Group I Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Series 2013-A Notes are Outstanding:
(a)not sell or transfer (in whole or in part) the HVF Equity or subject the HVF Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the HVF Equity may be pledged insofar as it is not otherwise prohibited from pledging the HVF Equity under the HVF Series 2013-G1 Supplement;
(b)promptly provide notice to each Conduit Investor and Committed Note Purchaser in the event that it fails to comply with clause (a) above; and
(c)provide any and all information reasonably requested by any Committed Note Purchaser that is required by any such Committed Note Purchaser or any Conduit Investor in such Committed Note Purchaser’s Investor Group for purposes of complying with the Retention Requirement Law; provided that, compliance by the Group I Administrator with this clause (c) shall be at the expense of the requesting Committed Note Purchaser, and provided further that, this clause (c) shall not apply to information that the Group I Administrator is not able to provide (whether because the Group I Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, or by reason of any contractual, statutory or regulatory obligations binding on it).

3.	The Group I Administrator hereby represents and warrants to each Conduit Investor and each Committed Purchaser, as of the Series 2013-A Restatement

Effective Date, as of the date of each Advance and as of the date of delivery of each Monthly Noteholders’ Statement that it continues to comply with Section 1 of this Annex 4 as of such date.

4.
Anything to the contrary in this Annex 4 notwithstanding, the Group I Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 4 if it fails to comply due to events, actions or circumstances beyond its control.

5.
The Group I Administrator intends to hold the HVF Equity as “originator” for the purposes of the Retention Requirement Law and intends that its holding of such HVF Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation. For the avoidance of doubt, notwithstanding such statement of intent, the Group I Administrator makes no representation or warranty in this paragraph 5 that it will constitute an “originator” for the purposes of the Retention Requirement Law or that its holding of such HVF Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, and if (a) the Group I Administrator does not constitute an "originator" or holds any of the HVF Equity in a capacity other than as “originator”, in each case for the purposes of the Retention Requirement Law, or (b) the Group I Administrator's holding of any of the HVF Equity fails to satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, then none of the events or conditions described in the preceding clauses (a) or (b) shall result in any Amortization Event, Potential Amortization Event, event of default, potential event of default or similar consequence, however styled, defined or denominated; provided that the foregoing shall not relieve the Group I Administrator of its obligation to comply with paragraphs 1 through 4 above.

2